EXHIBIT 6.1


Directors / Officers Report


Invesco Capital Markets, Inc.

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Directors
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
M. Kevin Cronin                                    Director
Steven M. Massoni                                  Director

Officers
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M. Kevin Cronin                                    Co-President
Steven M. Massoni                                  Co-President
Miranda O'Keefe                                    Chief Compliance Officer
Mark W. Gregson                                    Chief Financial Officer
Tara Jones Baker                                   Vice President, Syndicate and Underwriting
Alan E. Erickson                                   Vice President, Product Development
Steven M. Heite                                    Vice President, Operations
Richard Ralph Hoffman                              Vice President
Zahedul Hoque                                      Vice President, Product Development
Timothy M. O'Reilly                                Vice President, Portfolio and Inventory Management
Thomas J. Sauerborn                                Vice President, Operations
John C. Schorle                                    Vice President, Research
John F. Tierney                                    Vice President
Brandon Burke                                      Financial and Operations Principal
John M. Zerr                                       Secretary
John M. Zerr                                       General Counsel
Annette J. Lege                                    Treasurer
Veronica Castillo                                  Assistant Secretary
Peter Davidson                                     Assistant Secretary
Christopher B. Fischer                             Assistant Secretary
Seba P. Kurian                                     Assistant Secretary
Robert Morrison                                    Assistant Secretary
Elizabeth Nelson                                   Assistant Secretary
Stephen R. Rimes                                   Assistant Secretary
Melanie Ringold                                    Assistant Secretary
Matthew T. Baker                                   Executive Director, Business Development
Craig S. Falduto                                   Executive Director, Research
Brian Christopher Hartigan                         Executive Director, Product Development
Michael J. Magee                                   Executive Director, Portfolio and Inventory Management
John Thaddeaus Moser                               Executive Director, Marketing
John M. Walsh                                      Executive Director, Business Development
Crissie Wisdom                                     Anti-Money Laundering Compliance Officer
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